Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2011 FIRST QUARTER RESULTS

•                  Company Completes Acquisition of Rainbow Casino in Vicksburg, Mississippi

•                  Retail Revenue Increases at Nine Properties; Database Customer Spend Per Visit Stable; Modest Decline in Database Customer Visits Due to Economic Weakness

SAINT LOUIS, MO — August 31, 2010 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the first quarter of fiscal year 2011, the three-month period ended July 25, 2010, and other Company-related news.

In making the announcement, James B. Perry, the Company’s chairman and chief executive officer, said, “I believe we achieved solid performance by taking steps to maintain profitability in the midst of poor economic conditions that impacted regional gaming markets across the country during the quarter. We remain committed to improving our margins as a result of our operational accomplishments and are finding opportunities to attract new retail customers through our branding and service programs.  Further, we continue to focus on de-leveraging our balance sheet.

“We believe we are poised to capitalize on our progress when this economic cycle turns and are continually searching for prudent investment opportunities.  We are currently engaged in competitive bid processes for projects in Cape Girardeau, Missouri, and at the Nemacolin Woodlands Resort in Fayette County, Pennsylvania.  Both of these licenses should be awarded by the end of the year, and we are actively exploring opportunities in other jurisdictions to increase and diversify cash flows.”

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended
	July 25,	July 26,
	2010	2009
Net revenues	$251.9	$257.9
Income (loss) from continuing operations	(2.7)	1.1
Net income (loss)	(2.7)	0.9
Income (loss) per share from continuing operations	(0.08)	0.03
Net income (loss) per share	(0.08)	0.03

During the first quarter of fiscal year 2011:

•             Net revenues decreased 2.3% to $251.9 million; primarily attributable to decreased gaming and hotel revenues;

•             Consolidated EBITDA decreased 11.4% to $43.2 million, largely as a result of decreased gaming revenues and increased corporate and development costs associated with the Company’s acquisition of the Rainbow Casino and attempted equity offering;

•             Property-level EBITDA decreased 5.4% to  $55.4 million; and

•             Property-level EBITDA margins were 22.0% compared to 22.7% in the first quarter of fiscal year 2010.

Discussing the operating results, Virginia McDowell, the Company’s president and chief operating officer, remarked, “We have again demonstrated the agility of our business by increasing retail play, managing costs and maintaining our average customer spend and visitation.  We did experience a modest decline in our overall number of database customers, as residents in our markets have continued to feel the squeeze of the economic contraction and the unemployment and housing pictures have not improved.  We are confident that our branding and marketing programs have been successful in influencing customers across the portfolio during the quarter, which stands to have a positive impact on profitability upon economic recovery.”

The Company welcomed Rainbow Casino in Vicksburg, Mississippi, to the property portfolio during the quarter.  McDowell commented, “We are excited by the enthusiasm of the team there, and believe we can make improvement through the implementation of our operational, marketing and technology platforms.”

The Company noted that property-level operating margins have largely remained stable as initiatives continue to adjust cost-structure to business volume, although performance was impacted specifically by properties in Iowa and Colorado. In particular, properties in the Iowa Quad Cities market have continually been negatively impacted by road construction projects which have hindered access to our properties, and Black Hawk continued to experience difficulty in the retail segment.  Regulatory changes and efforts by management in Florida have led to a dramatic improvement at the Company’s Pompano property, and Lula continues to improve its performance by consistently improving operations.

Dale R. Black, the Company’s senior vice president and chief financial officer, commented, “While consumer confidence appeared to be gaining traction early in the quarter, leading indicators including the Consumer Confidence Index showed a steep decline through the critical summer months of June and July.  We obviously cannot control the national economy, we were successful in managing costs through this period, and continue to remain focused on keeping our balance sheet strong to wade through this economic cycle and capitalize on opportunities for growth.”

Corporate Expenses, Capital Structure, and Capital Expenditures

Corporate and development expenses were $12.5 million for quarter compared to $9.9 million in fiscal 2010.  During the quarter the company incurred approximately $1.1 million in expenses related to its attempted equity offering and an additional $1.1 million in acquisition related costs regarding the Rainbow acquisition. Non-cash stock compensation was $1.7 million during the quarter, compared to $1.1 million for the first quarter of fiscal 2010.

The Company had $63.5 million in cash and cash equivalents and total debt of $1.3 billion at the end of the quarter.

Interest expense for the quarter was $23.8 million, an increase of approximately $5.4 million compared to the prior fiscal year, primarily as a result of increased borrowing costs associated with the recent amendment to the Company’s credit facility.

Due to the ineffectiveness of the Company’s interest rate swaps as a result of the amendment to our credit facility, we recorded other expense of $1.5 million during the first quarter of fiscal 2011.  The Company expects other expense of approximately $2 million associated with the anticipated change in fair value to be recorded during the remainder of fiscal 2011.

Capital expenditures during the quarter totaled $13 million, consisting almost entirely of maintenance capital expenditures.  The Company expects capital expenditures for the remainder of the fiscal year to be approximately $35 million.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Tuesday, August 31, 2010 at 10:00 am Central Time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing (888) 469-0509.  International callers can access the conference call by dialing (630) 395-0133.  The conference call reference number is 8572561. The conference call will be recorded and available for review starting at noon central on Tuesday, August 31, 2010, until midnight central on Monday, September 6, 2010, by dialing (866) 479-2464; International: (203) 369-1538 and access number 875962.

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	July 25,	July 26,
	2010	2009
Revenues:
Casino	$259,162	$262,263
Rooms	10,881	12,261
Pari-mutuel, food, beverage and other	34,091	34,295
Gross revenues	304,134	308,819
Less promotional allowances	(52,213)	(50,905)
Net revenues	251,921	257,914
Operating expenses:
Casino	39,609	39,265
Gaming taxes	64,406	66,304
Rooms	2,769	3,057
Pari-mutuel, food, beverage and other	11,168	10,842
Marine and facilities	14,609	15,646
Marketing and administrative	63,620	64,088
Corporate and development	12,521	9,945
Depreciation and amortization	22,933	28,828
Total operating expenses	231,635	237,975
Operating income	20,286	19,939
Interest expense	(23,795)	(18,347)
Interest income	474	368
Other expense	(1,487)	—

Income (loss) from continuing operations before income taxes	(4,522)	1,960
Income tax benefit (provision)	1,867	(905)
Income (loss) from continuing operations	(2,655)	1,055
Income (loss) from discontinued operations, including loss on sale, net of income taxes	—	(150)
Net income (loss)	$(2,655)	$905

Income (loss) per common share-basic and dilutive:
Income (loss) from continuing operations	$(0.08)	$0.03
Income (loss) from discontinued operations, including loss on sale, net of income taxes	—	—
Net income (loss)	$(0.08)	$0.03

Weighted average basic shares	32,447,904	31,779,100
Weighted average diluted shares	32,447,904	31,885,101

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	July 25,	April 25,
	2010	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$63,516	$68,069
Marketable securities	23,664	22,926
Accounts receivable, net	9,478	8,879
Income taxes receivable	7,318	8,109
Deferred income taxes	16,826	16,826
Prepaid expenses and other assets	33,785	25,095
Total current assets	154,587	149,904
Property and equipment, net	1,129,683	1,098,942
Other assets:
Goodwill	345,303	313,136
Other intangible assets, net	85,834	79,675
Deferred financing costs, net	9,533	10,354
Restricted cash	12,730	2,774
Prepaid deposits and other	17,795	20,055
Total assets	$1,755,465	$1,674,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$8,762	$8,754
Accounts payable	30,212	24,072
Accrued liabilities:
Payroll and related	43,149	45,863
Property and other taxes	21,870	20,253
Interest	17,713	14,779
Progressive jackpots and slot club awards	14,788	14,144
Other	33,007	29,290
Total current liabilities	169,501	157,155
Long-term debt, less current maturities	1,258,302	1,192,135
Deferred income taxes	28,763	29,193
Other accrued liabilities	40,006	38,972
Other long-term liabilities	17,120	17,166
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 45,000,000 shares authorized; shares issued: 36,783,871 at July 25, 2010 and 36,771,730 at April 25, 2010	368	367
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	203,323	201,464
Retained earnings	95,900	98,555
Accumulated other comprehensive (loss) income	(5,711)	(8,060)
	293,880	292,326
Treasury stock, 4,326,242 shares at July 25, 2010 and April 25, 2010	(52,107)	(52,107)
Total stockholders’ equity	241,773	240,219
Total liabilities and stockholders’ equity	$1,755,465	$1,674,840

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended
	July 25,	July 26,
	2010	2009
Mississippi
Biloxi	$18,639	$20,420
Natchez	8,070	8,573
Lula	17,318	17,728
Vicksburg(2)	3,968
Mississippi Total	47,995	46,721

Louisiana
Lake Charles	34,184	37,614

Missouri
Kansas City	19,040	19,485
Boonville	20,068	20,072
Caruthersville	8,391	8,332
Missouri Total	47,499	47,889

Iowa
Bettendorf	19,741	21,166
Davenport	11,348	12,453
Marquette	7,109	7,477
Waterloo	20,934	19,876
Iowa Total	59,132	60,972

Colorado
Black Hawk	30,044	33,790

Florida
Pompano	32,720	30,798

Property Net Revenues before Other	251,574	257,784

Other	347	130

Net Revenues from Continuing Operations	$251,921	$257,914

Isle of Capri Casinos, Inc.

Supplemental Data - EBITDA (1)

(unaudited, in thousands)

	Three Months Ended
	July 25,	July 26,
	2010	2009
Mississippi
Biloxi	$1,846	$2,385
Natchez	2,451	2,733
Lula	5,199	4,655
Vicksburg(2)	1,273
Mississippi Total	10,769	9,773

Louisiana
Lake Charles	6,799	7,582

Missouri
Kansas City	3,999	4,452
Boonville	6,892	6,776
Caruthersville	1,789	1,753
Missouri Total	12,680	12,981

Iowa
Bettendorf	4,465	5,982
Davenport	2,793	3,614
Marquette	1,490	1,772
Waterloo	6,041	5,848
Iowa Total	14,789	17,216

Colorado
Black Hawk	7,103	8,566

Florida
Pompano	3,253	2,463

Property EBITDA Before
Corporate and Other Items	55,393	58,581
Corporate and Other	(12,174)	(9,814)

EBITDA from Continuing Operations	$43,219	$48,767

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Three Months Ended July 25, 2010			Three Months Ended July 26, 2009
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Mississippi
Biloxi	$(1,248)	$3,094	$1,846	$(1,268)	$3,653	$2,385
Natchez	2,101	350	2,451	2,137	596	2,733
Lula	3,346	1,853	5,199	2,441	2,214	4,655
Vicksburg(2)	631	642	1,273
Mississippi Total	4,830	5,939	10,769	3,310	6,463	9,773

Louisiana
Lake Charles	4,415	2,384	6,799	4,843	2,739	7,582

Missouri
Kansas City	3,136	863	3,999	3,355	1,097	4,452
Boonville	5,834	1,058	6,892	5,592	1,184	6,776
Caruthersville	922	867	1,789	838	915	1,753
Missouri Total	9,892	2,788	12,680	9,785	3,196	12,981

Iowa
Bettendorf	2,435	2,030	4,465	3,635	2,347	5,982
Davenport	2,226	567	2,793	2,658	956	3,614
Marquette	1,065	425	1,490	1,073	699	1,772
Waterloo	3,585	2,456	6,041	2,899	2,949	5,848
Iowa Total	9,311	5,478	14,789	10,265	6,951	17,216

Colorado
Black Hawk	3,855	3,248	7,103	4,694	3,872	8,566

Florida
Pompano	890	2,363	3,253	(1,807)	4,270	2,463

Total Property Before
Corporate and Other Items	33,193	22,200	55,393	31,090	27,491	58,581
Corporate and Other	(12,907)	733	(12,174)	(11,151)	1,337	(9,814)

Total From Continuing Operations	$20,286	$22,933	$43,219	$19,939	$28,828	$48,767

(1)          EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.” “Property EBITDA” is EBITDA before Corporate and development expenses and minority interest.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses EBITDA and Property EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended
	July 25,	July 26,
	2010	2009
EBITDA	$43,219	$48,767
Add/(deduct):
Depreciation and amortization	(22,933)	(28,828)
Interest expense:
Interest expense, net	(23,321)	(17,979)
Other expense	(1,487)	—
Income tax benefit (provision)	1,867	(905)
Income (loss) from discontinued operations, including loss on sale, net of income taxes	—	(150)
Net income (loss)	$(2,655)	$905

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants. Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)          Rainbow Casino in Vicksburg, Mississippi was acquired on June 8, 2010 and we have included the results of Rainbow in our consolidated financial statements subsequent to acquisition.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 15 casino properties. The Company owns and operates casinos domestically in Biloxi, Lula, Natchez and Vicksburg, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri, two casinos in Black Hawk, Colorado, and a casino and harness track in Pompano Beach, Florida. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K/A for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Haynes, Senior Director of Corporate Communication-314.813.9368

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